As filed with the Securities and Exchange Commission on March 18, 2022

Registration Statement No. 333-136277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	7371	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Isabella Street, Suite 150

Ottawa, Ontario K1S 1V7

Canada

(613) 737-1397

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Cowpland

President and Chief Executive Officer

ZIM Corporation

150 Isabella Street, Suite 150

Ottawa, Ontario Canada K1S 1V7

(613) 727-1397

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP 1070 – 1095 West Pender Street Vancouver, B.C. V6E 2M6 Canada (604) 630-5199

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On August 3, 2006, ZIM Corporation filed a registration statement on Form SB-2 (File No. 333-136277), as amended by Amendment No. 1 thereto filed on August 16, 2006 and Post-Effective Amendment No. 1 thereto filed on July 14, 2008 (the “Registration Statement”), registering the sale by certain selling shareholders from time to time of up to an aggregate of 47,230,772 common shares of ZIM.

ZIM Corporation intends to deregister its common shares under the Securities Exchange Act of 1934. Therefore, the offering of common shares under the Registration Statement has been terminated. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister all of the securities previously registered under the Registration Statement and not sold by the selling shareholders as of the date that this Post-Effective Amendment No. 2 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Canada, on March 18, 2022.

ZIM CORPORATION.

By:	/s/ John Chapman
Name:	John Chapman
Title:	Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign this Post-Effective Amendment No. 2.